                                                                Exhibit 99.1
CITICORP BANKING CORPORATION

By:     /s/ William H. Wolf                                         Date:  February 14, 2006
        Name:  William H. Wolf
        Title:     Senior Vice President

COURT SQUARE CAPITAL LIMITED

By:     /s/ Anthony P. Mirra                                         Date:  February 14, 2006
        Name:  Anthony P. Mirra
        Title:    Vice President

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.
By:  CVC Partners, LLC, as General Partner of Citigroup Venture Capital Equity Partners, L.P.
By:  Citigroup Venture Capital GP Holdings, Ltd., as Managing Member of CVC Partners, LLC

By:     /s/ Anthony P. Mirra                                         Date:  February 14, 2006
        Name:  Anthony P. Mirra
        Title:    Vice President

CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD.

By:     /s/ Anthony P. Mirra                                         Date:  February 14, 2006
        Name:  Anthony P. Mirra
        Title:    Vice President

CVC PARTNERS, LLC
By:  Citigroup Venture Capital GP Holdings, Ltd., as Managing Member of CVC Partners, LLC

By:     /s/ Anthony P. Mirra                                         Date:  February 14, 2006
        Name:  Anthony P. Mirra
        Title:    Vice President